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                                                                     EXHIBIT 5.2

                        [LETTERHEAD OF LATHAM & WATKINS]


                                  May 21, 2002

                                                       FILE NO. 012910-0382


Health Care Property Investors, Inc.
4675 MacArthur Court, Suite 900
Newport Beach, California  92660

             Re:      Registration Statement on Form S-3 (File No. 333-86654)
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Ladies and Gentlemen:

     In connection with the registration by Health Care Property Investors, Inc., a Maryland corporation (the "Company"), of $975,000,000 of its securities, including one or more series of debt securities (the "Debt Securities"), under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-3 filed with the Securities and Exchange Commission on April 19, 2002, as amended by Amendment No. 1 thereto filed on May 21, 2002 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     You have provided us with a copy of the Registration Statement, which includes the prospectus (the "Prospectus"). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements may provide for the registration by the Company of up to $975,000,000 aggregate offering price of Debt Securities. Any Debt Securities may be exchangeable and/or convertible into shares of the Company's common stock, par value $1.00 per share, or preferred stock, par value $1.00 per share, or into another series of Debt Securities. The Debt Securities may be issued pursuant to an indenture dated as of September 1, 1993 between the Company and The Bank of New York, as trustee (the "Trustee"), as such indenture may be supplemented from time to time (the "Indenture").

     In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Debt Securities, and for the purposes of this opinion, have assumed that such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

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      650 Town Center Drive, Suite 2000 . Costa Mesa, California 92626-1925
                 TELEPHONE: (714) 540-1235 . FAX: (714) 755-8290

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LATHAM & WATKINS
Health Care Property Investors, Inc.
May 21, 2002
Page 2

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. We understand that various matters concerning the laws of the State of Maryland are addressed in an opinion of Ballard Spahr Andrews & Ingersoll, LLP separately provided to you, and we express no opinion with respect to those matters. In rendering the opinion set forth below, we have, with your permission, assumed that the Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and that the Indenture has been duly authorized, executed and delivered by the Company.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, when (i) the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Debt Securities and, if applicable, the reservation, issuance and delivery of any securities into which the Debt Securities may be exchanged or converted), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (ii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming (x) that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (y) that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (z) that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     The opinion set forth above relating to the enforceability of the Debt Securities is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether enforcement is sought in a proceeding in equity or at law); (iii) certain rights, remedies and waivers contained in the Indenture may be limited or rendered ineffective by applicable

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LATHAM & WATKINS
Health Care Property Investors, Inc.
May 21, 2002
Page 3

California laws or judicial decisions governing such provisions, but such laws or judicial decisions will not render the Debt Securities invalid or unenforceable as a whole; and (iv) we express no opinion as to the validity or enforceability of any provision of the Indenture that permits the holders of the Debt Securities (or any party acting on their behalf) to increase the rate of interest or collect a late charge or prepayment premium in the event of a delinquency or default.

     To the extent that the obligations of the Company under the Indenture may be dependent on such matters, we assume for purposes of this opinion that the Trustee has complied with any applicable requirement to file returns and pay taxes under the Franchise Tax Law of the State of California; that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, provided however, that investors purchasing securities pursuant to the Registration Statement may rely on this opinion, as of the date hereof.

                                Very truly yours,

                               /s/ LATHAM & WATKINS